UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2018
Luby’s, Inc.
(Exact name of registrant as specified in its charter)
Delaware                1-8308                 74-1335253

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13111 Northwest Freeway, Suite 600 Houston, Texas		77040
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 329-6800
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.
On August 15, 2018, Luby’s, Inc. (the “Company”) entered into a Consent and Waiver (the “Waiver”) to the Credit Agreement, dated as of November 8, 2016 (the “Credit Agreement”), among the Company, the other credit parties party thereto, the lenders from time to time party thereto and Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent. On July 12, 2018, the Company, Wells Fargo and the lenders entered into a Consent and Waiver (the “July Waiver”), pursuant to which the lenders waived certain defaults with respect to certain financial covenants.
Pursuant to the Waiver, the lenders agreed to extend the compliance waiver period of the July Waiver. The Waiver is effective as of August 15, 2018 until the earliest to occur of (i) August 27, 2018, (ii) the failure of the Company to perform, observe or comply with any covenant, agreement or term contained in the July Waiver or (iii) the occurrence or existence of any additional Default or Event of Default (as defined in the Credit Agreement).
The foregoing summary of the Wavier does not purport to be complete and is qualified in its entirety by the full text of the Waiver, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1	Consent and Waiver, by and among the Company, each other Credit Party party thereto, the Lenders party thereto and Wells Fargo as Administrative Agent for the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luby’s, Inc.
Date: August 16, 2018	By: _/s/ Christopher J. Pappas______________
Christopher J. Pappas President and Chief Executive Officer